AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement dated as of March 24, 2004 (the “Employment Agreement”), between Capital Lease Funding, Inc., a Maryland corporation (the “Company”) and Robert C. Blanz (the “Executive”), is made and entered into this 13th day of February, 2007.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided herein:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 4(a) of the Employment Agreement is hereby amended by replacing “$750 thousand” with “$1.0 million.”

2. Sections 6(e)(i) and 6(e)(ii) of the Employment Agreement are hereby amended by replacing “two (2)” with “three (3).”

3. Except as expressly provided in this Amendment or as necessary to effectuate the terms of this Amendment, the Employment Agreement shall not be otherwise amended but shall remain in full force and affect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

Capital Lease Funding, Inc.

By:	/s/ Michael E. Gagliardi
Name: Michael E. Gagliardi
Title: Chairman, Compensation Committee

/s/ Robert C. Blanz
Robert C. Blanz